Exhibit 10.2

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

BETWEEN DOUGLAS R. LEBDA AND TREE.COM, INC.

May 10, 2010

This Amendment No. 1 to that certain Stock Purchase Agreement, dated as of February 8, 2009 between Douglas R. Lebda (“Employee”) and Tree.com, Inc. (the “Company”), is effective as of February 25, 2010 (the “Agreement”) unless otherwise indicated.  All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

WHEREAS, subject to the terms and conditions set forth herein, Employee and the Company wish to make certain amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Article 5 of the Agreement is hereby amended by adding a new Section 5.8 to the end thereof:

“Section 5.8           Termination of Repurchase Option.  Notwithstanding anything in this Article 5 to the contrary, the Repurchase Option shall automatically expire effective February 25, 2010 and shall have no force or effect thereafter.”

2.             Except as explicitly set forth herein, the remaining provisions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first set forth above.

TREE.COM, INC.

/s/ Claudette Hampton
By: Claudette Hampton
Senior Vice President — Human Resources

EMPLOYEE

/s/ Douglas R. Lebda
Douglas R. Lebda